Information Statement
                Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ]   Confidential, for use of the Commission only (as
      permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                   Woodstock Financial Group, Inc.
        ------------------------------------------------
        (Name of Registrant as Specified in its Charter)

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[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-
      5(g) and 0-11.

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          applies: ______________.

     (2)  Aggregate number of securities to which transaction
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          computed pursuant to Exchange Act Rule 0-11 (set forth
          the amount on which the filing fee is calculated and state how it was determined): ________________.
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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for
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     previous filing by registration statement number, or the
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                   Woodstock Financial Group, Inc.
                 117 Towne Lake Parkway, Suite 200
                    Woodstock, Georgia 30188




Woodstock Financial Group, Inc.

         Annual Meeting of Shareholders, May 17, 2007

                      Information Statement
 Pursuant to Section 14(c) of the Securities Exchange Act of 1934
 ----------------------------------------------------------------
The Rules of the U.S. Securities Exchange Commission require that we provide you with this Information Statement prior to the Annual Meeting

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

The only matter to be acted upon at the Annual Meeting is the election of Directors

Item 1.   Date, Time and Place of Meeting.
          -------------------------------
DATE:     May 17, 2007
TIME:     10:00 a.m.
PLACE:    117 Towne Lake Parkway, Suite 200
          Woodstock, Georgia 30188

Item 2.   Voting Securities and Percentage Required
          -----------------------------------------
Voting Securities:      17,619,028 shares of Common Stock
                        each entitled to one (1) vote per
                        share.

Record Date:            May 1, 2007

Percentage Required:  51% of shares present and voting

Item 3.   Principal Holders of Common Stock:
          ---------------------------------
The following table sets forth the record ownership of our Common
Stock as of March 31, 2007, as to (i) each person or entity who owns more than five percent (5%) of any class of our Securities
(including those shares subject to outstanding options), (ii) each person named in the table appearing in "Remuneration of Directors and Officers", and (iii) all officers and directors of the Company as a group.


NAME & ADDRESS                     SHARES          PERCENT OF
                                    OWNED          CLASS
------------------------------------------------------------------------
William J. Raike, III             14,647,000       83.02%


OFFICERS & DIRECTORS AS A GROUP   14,687,000       83.25%


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


To the best of our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, subject to community property laws where applicable. The above referenced number of shares does not include shares available upon exercise of the options described below.

Item 4. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Set forth below is information regarding our directors and executive
officers.   We have no other management employees besides those described below, and there are currently no other persons under consideration to become directors or executive officers.

    NAME                       AGE          POSITION
    ----                       ---          --------
    William J. Raike, III       48          Chairman, President and CEO

    Melissa L. Whitley          30          Treasurer, CFO and Director

    Morris L. Brunson           67          Director

    William D. Bertsche         62          Director

    Geoffrey T. Chalmers       71           Director

Christopher Casdia resigned his position as Director and Chief
Operating Officer/Chief Compliance Officer of the Company, effective
April 20, 2007.   Mr. Casdia resigned voluntarily to pursue other
employment opportunities.

The Board of Directors has designated an Audit Committee of the Board of Directors consisting of one member, that will review the scope of accounting audits, review with the independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company, review with the independent auditors their final report, review with independent auditors overall accounting and financial controls, and be available to the independent auditors during the year for consultation purposes. The Board of Directors has also designated a Compensation Committee of the Board of Directors consisting of three Directors, which will review the performance of senior management, recommend appropriate compensation levels and approve the issuance of stock options pursuant to the Company's stock option plan. All Directors and officers of the Company serve until their successors are duly elected and qualify.

The Audit Committee consists of Morris Brunson.

The Compensation Committee consists of Morris Brunson, William Raike, and William Bertsche.


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


William J. Raike, III, Chairman, President and CEO (Since 1995)
---------------------------------------------------------------
Mr. Raike has been licensed in the financial services industry for approximately 20 years. His brokerage career began as a financial representative in 1985 with an NASD member brokerage headquartered in Denver, Colorado. In 1988, Mr. Raike accepted a position as Vice President and Branch Manager of the Atlanta, Georgia regional office. Mr. Raike later joined Davenport & Company, a NYSE member firm headquartered in Richmond, Virginia and subsequently owned an independently operated branch office of an NASD member firm. Mr. Raike formed Raike Financial Group, Inc. in March of 1995 and was successful in growing the company from two registered representatives and approximately $200,000 in revenues to over 100 representatives and close to $10,000,000 in revenues by year 2000. Mr. Raike currently holds positions as Chairman of the Board, Chief Executive Officer and President and is licensed with the Series 4 (Registered Options Principal), 7 (General Securities Representative), 24 (General Securities Principal), 55
Equity Trader), 63 (State Securities License).

Melissa L. Whitley, Treasurer, CFO and Director (Since 2003)
------------------------------------------------------------
Mrs. Whitley has been with Woodstock Financial Group, Inc. since its inception in March 1995. Prior to joining Woodstock Financial, she was the operations manager of an independently owned OSJ branch office. Mrs. Whitley has served in several capacities during her tenure at Woodstock Financial including: trading operations, administrative operations, as well as accounting and payroll.
Mrs. Whitley currently holds a Series 27 Financial Operations
Principal License.

Morris L. Brunson, Director (Since 1995)
----------------------------------------
Mr. Brunson graduated from Berry College in 1958 with a degree in Business Administration with a concentration in Accounting. His career has been spent in the accounting and financial areas primarily in the health care business. He was the Accounting Manager for Floyd Medical Center, a Cost Accountant for Ledbetter Construction Co. and has held several positions at the American Red Cross and the United Way. He retired from the firm in 1998 and Currently resides in Georgia.

William D. Bertsche, Director (Since 1995)
------------------------------------------
Mr. Bertsche was educated at Santa Rosa College in Santa Rosa, California and at River Falls College in Wisconsin. At an early age, Mr. Bertsche managed a family business in the dairy industry and since has managed private business ventures in the private security industry. He is an entrepreneur and has been self employed for the better part of his life and currently resides in Virginia.


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


Geoffrey T. Chalmers, Director (Since 2003)
-------------------------------------------
Mr. Chalmers is a graduate of Harvard College and Columbia Law School. He has been a practicing attorney for over 35 years in corporate and securities law, having acted as general counsel to several public and private companies, including broker dealers. He is engaged in private practice.

Item 5.   Executive Compensation
          ----------------------

The following table sets forth the annual compensation of i) our highest-paid officer, and ii) the Company's officers or directors as a group for the year ended December 31, 2006:


NAME OR IDENTITY OF GROUP       TITLE                   COMPENSATION

William J. Raike, III	Chairman, President and CEO	$   328,367



TOTAL SALARIES FOR THE YEAR 2006 OF OFFICERS
AND DIRECTORS AS A GROUP EXCLUDING W.J. RAIKE		$   132,675

The total bonus earned in 2006 by Mr. Raike was $231,606. Of that total bonus, $37,173 was forgiven.

In May 2006 William J. Raike, III purchased a total of 2,344,000 shares of common stock from William Bertsche and Morris Brunson at $0.20 per share. As a result of this transaction, Mr. Bertsche and Mr. Brunson no longer own any shares of common stock.

In January, 1998 our Board Adopted the Raike Financial Stock Option Plan and authorized the reservation of 800,000 shares of our Common Stock for issuance pursuant to the Plan. The Plan is intended to provide qualified stock options under the Internal Revenue Code to employees, registered representatives, consultants and others in the service of the Company, in recognition of services rendered. The options are to be issued upon such terms and restrictions as shall be determined by the Compensation Committee of our Board of Directors.

Neither the options nor the underlying Common Stock are registered for public sale under the securities laws. The options Common
Stock cannot be transferred unless so registered or pursuant to an opinion of counsel that such registration is not required.
In December 1998, we adopted the 1998 Employee Stock Option Plan, (the "Plan"). See below under "Executive Compensation." During 1998, 1999 and 2000 the Company did not grant any options or issue any shares under the Plan.

In 2001 555,500 options were issued to 21 persons. In 2002 no options were issued. In 2003, 14,500 options were issued. In
2004 no options were issued.  In 2005 no options were issued.
In 2006 no options were issued.

No directors and officers currently hold any options.


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


Item 6.   Certain Relationships
          ---------------------

The majority shareholder receives consulting fees in the amount of $130,000 annually. In addition, the Company pays a bonus equal to 2.5% of revenues to the majority shareholder. The majority shareholder's spouse also receives consulting fees of $120,000 annually. During the years ended December 31, 2006 and 2005, the majority shareholder earned a bonus of $194,433 and $200,559, respectively.


In 2004, the Company entered into an agreement with Pea Pod Consulting Inc., which is owned by a member of the Company's Board of Directors. This agreement calls for annual consulting fees for services related to regulatory compliance and other operational issues totaling $84,000, of which a total of $84,000 was paid during 2006 and $84,000 was paid during 2005. Christopher Casdia resigned his position as Director and Chief Operating Officer/Chief Compliance Officer of the Company,
effective April 20, 2007.   Mr. Casdia resigned voluntarily to pursue
other employment opportunities.


Item 7. Changes In and Disagreements with Accountants on
        Accounting and Financial Disclosure.
        ------------------------------------------------

There have been no changes in accountants or disagreements with accountants on accounting and financial disclosure during 2006 or through May 2, 2007.

Item 8. Financial Information
        ---------------------

Audited financial statements for the year ended December 31, 2006 were previously mailed to you . Further financial information may be found in the Company's reports filed with the U.S. Securities Exchange Commission at www.sec.gov. Copies of these reports will be furnished on request by calling (770) 516-6996.


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